Third Quarter 2022 Highlights

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $30.2 million for the quarter ended September 30, 2022, representing quarter-over-quarter decline of 17.9 percent compared to $36.8 million during the second quarter 2022.* The decline is due primarily to lower grant income and higher interest expense on floating rate debt.

- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $26.5 million during the third quarter 2022, as compared to $32.7 million during the second quarter 2022, representing quarter-over-quarter decline of 19.0 percent.* The decline is due primarily to lower grant income and higher interest expense on floating rate debt.

- Net operating income, or NOI, totaled $73.8 million for the quarter ended September 30, 2022, representing a decline of 4.8 percent over second quarter 2022 NOI of $77.6 million.* The decline is due primarily to lower grant income.

- Net loss for the quarter ended September 30, 2022 totaled $7.6 million. Net loss during the second quarter 2022 equaled $15.5 million.*

- As of September 30, 2022, the company's property portfolio (excluding senior housing operating properties, or SHOP, and integrated senior health campuses), achieved a leased percentage of 92.6 percent and weighted average remaining lease term of 7.4 years. The company's portfolio of integrated senior health campuses and SHOP achieved leased percentages of 84.0 percent and 75.3 percent, respectively. Portfolio leverage[1] was 48.0 percent.

- As of September 30, 2022, the company owned a nearly 19.4 million-square-foot portfolio of 312 medical office buildings, senior housing facilities, skilled nursing facilities, hospitals and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value[2] of the portfolio was approximately $4.3 billion.

- The company declared a quarterly distribution equal to an annualized distribution rate of $0.40 per share to its stockholders of record as of September 29, 2022 for the third quarter 2022.

* Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO, FFO, NOI, and net loss.

American Healthcare REIT

Investor Update

Third Quarter 2022

November 16, 2022

Dear Fellow Stockholder:



American Healthcare REIT, Inc., or AHR, recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company's progress.

We have now completed our first full year since the creation of AHR on October 1, 2021, which resulted from the merger of Griffin-American Healthcare REIT III and Griffin-American Healthcare REIT IV, as well as the acquisition of the external advisor, American Healthcare Investors. We are pleased with the benefits we have already reaped as a unified, self-managed company with a large and diverse property portfolio, and remain excited for opportunities that lie ahead.

In the third quarter, we benefited from the resiliency of our medical office buildings and continued improvement at our integrated senior health campuses. Although senior housing remains a challenge for the overall industry, we are optimistic that our performance will improve as we rebuild occupancy and inflationary pressures begin to subside. We believe that our properties should benefit from a greater emphasis on providing quality health care in the most efficient clinical setting. The long-term outlook for clinical health care real estate is positive given the favorable demographic backdrop over the coming decades, and we believe that we are well positioned to maximize value for our stockholders.

While the capital markets remain volatile, our executive management team remains focused on positioning AHR to execute on our strategic plan on behalf of stockholders. In August 2022, we added Scott Estes to our Board of Directors. Mr. Estes previously served as chief financial officer of Welltower, Inc. (NYSE: WELL) and brings tremendous experience growing a REIT in the public market. In September 2022, we filed a Registration Statement on Form S-11 with the SEC, relating to a proposed underwritten public offering in conjunction with the listing of our common stock on the New York Stock Exchange, or NYSE. On November 15, 2022, we executed a one-for-four reverse stock split, and on December 5, 2022, Computershare Trust Company, or Computershare, a global leader in transfer agency services, will become the new transfer agent for AHR, replacing DST Systems Inc., or DST[3].

We are pleased with the positive steps that we have taken this quarter at the corporate and property portfolio levels, and are optimistic about our future. Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 844-460-9414. We will, of course, continue to report back to you regularly.

Kind regards,

Danny Prosky
President and Chief Executive Officer

(1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisal of such investments.
(2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership as of 9/30/22.
(3) Please see page 3 for further discussion of the reverse stock split and move to Computershare.

PORTFOLIO OVERVIEW

All data presented as of 9/30/2022

19.4 million
Square Feet

312
Properties

$4.3 billion
Gross Investment Value[1]

10,020
Senior Housing Beds[2,3]

9,609
Skilled Nursing Beds[3]

PORTFOLIO COMPOSITION[4]



Integrated Senior Health Campuses
35.3%
Senior Housing Operating Properties (SHOP)
15.1%
Skilled Nursing
6.1%
Senior Housing—Leased
3.9%
Hospitals
2.9%
Debt Investment
1.9%
Medical Office Buildings
34.8%

Leased Percentages[5]	
Medical Office Buildings	89.6%
Hospitals	100%
Skilled Nursing Facilities	100%
Senior Housing—Leased	100%
Senior Housing Operating Properties (SHOP)	75.3%
Integrated Senior Health Campuses	84.0%

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing—Leased
Senior Housing Operating Properties (SHOP)
Skilled Nursing Facilities
Integrated Senior Health Campuses

(1) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership as of 9/30/22.
(2) Includes our SHOP.
(3) Includes the portion of integrated senior health campuses related to a joint venture interest.
(4) Based upon gross investment value.
(5) Includes all third-party leased space of the properties (including master leases), except for our SHOP and integrated senior health campuses where leased percentage represents resident occupancy on the available units/beds therein.



Fresno Medical Pavillion | Fresno, CA

REVERSE STOCK SPLIT AND TRANSFER AGENT CHANGE

In November 2022, our Board of Directors approved a one-for-four reverse stock split of each issued and outstanding share of our Class T and Class I common stock, or Common Stock. Upon completion of the reverse stock split on November 15, 2022, stockholders received one new share of respective class post-split Common Stock for every four shares of pre-split Common Stock they held. Although the reverse stock split reduced our total shares of Common Stock outstanding, it will have no material impact on our stockholders as voting rights per share and percentage ownership interest in AHR remain the same. Please refer to our Current Report on Form 8-K filed with the SEC on November 16, 2022 for more information.

Here is a brief example of how a stockholder's account will look before and after the reverse stock split.

AHR Stockholder	# of Shares	Estimated per share Net Asset Value (Calculated as of December 31, 2021)	Value of Shares	Annualized Distribution Rate
Pre Reverse Stock Split	4,000	$9.29	$37,160	$0.40
Post Reverse Stock Split	1,000	$37.16	$37,160	$1.60

We are pleased to announce that as of December 5, 2022, Computershare, a global leader in transfer agency services, will become the new transfer agent for AHR, replacing DST. We look forward to providing further details on our move to Computershare, including online investor portal information, when the transition is completed on December 5th. In the meantime, please do not hesitate to contact our Investor Relations department at 844-460-9414, should you have questions or if we can provide you with assistance.

DISTRIBUTIONS AND SHARE REPURCHASE UPDATE

In connection with the execution of our strategic plan, our distribution reinvestment plan, or DRIP, and share repurchase plan, or SRP, have been suspended, actions which our management team and our Board of Directors believe are in the best interest of our company and its stockholders.

Our DRIP has been suspended beginning with distributions declared, if any, for the quarter ending December 31, 2022, which would be payable in January 2023. All stockholders will continue to receive their full distributions, which will now be payable 100% in cash as opposed to additional shares of Common Stock for DRIP participants.

Our SRP has also been suspended beginning with share repurchase requests for the quarter ending December 31, 2022, including repurchases resulting from the death or qualifying disability of stockholders. All share repurchase requests outstanding as of the quarter ending December 31, 2022, shall not be processed, shall be considered canceled in full and shall not be considered outstanding repurchase requests.

At this time, we cannot guarantee that either the DRIP or SRP will be reinstated by our Board of Directors.

Certain statements contained in this investor update, including statements relating to our strategic plan, our expectations regarding our portfolio occupancy, business performance, liquidity and distributions, our ability to maximize stockholder value, our strength and financial condition and our registration of a proposed public offering in conjuction with a listing on the NYSE, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. AHR intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those Acts. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this investor update. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which AHR operates, and beliefs of, and assumptions made by, our management, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: (1) changes in economic conditions generally, including rising inflation, and the real estate and capital markets specifically; (2) the continuing adverse effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing and skilled nursing facilities and the economy in general; (3) legislative and regulatory changes, including changes to laws governing the taxation of REITs; (4) the availability of capital on favorable terms, or at all; (5) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; (6) competition in the real estate industry; and (7) any of the other risk factors outlined in our company's periodic reports, as filed with the SEC. Except as required by law, AHR does not undertake any obligation to update or revise any forward-looking statements contained in this investor update.

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FINANCIAL RECONCILIATION (FOR THE THREE MONTHS ENDED 9/30/2022 AND 6/30/2022)

FFO and MFFO Reconciliation	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022
Net loss	$ (7,644,000)	$ (15,542,000)
Depreciation and amortization related to real estate — consolidated properties	40,390,000	39,939,000
Depreciation and amortization related to real estate — unconsolidated entities	197,000	420,000
Impairment of real estate investments — consolidated properties	21,851,000	17,340,000
(Gain) loss on dispositions of real estate investments — consolidated properties	(2,113,000)	73,000
Gain on re-measurement of previously held equity interest (1)	(19,567,000)	—
Net income attributable to noncontrolling interest	(5,861,000)	(1,768,000)
Depreciation, amortization, impairments, gain/loss on dispostions and gain on re-measurement — noncontrolling interests	(757,000)	(7,744,000)
FFO attributable to controlling interest	$ 26,496,000	$ 32,718,000
Business acquisition expenses (2)	$ 231,000	$ 1,757,000
Amortization of above-and below-market leases (3)	700,000	699,000
Amortization of closing costs (4)	60,000	58,000
Change in deferred rent (5)	(1,029,000)	(1,278,000)
Loss (gain) on debt extinguishments (6)	628,000	(181,000)
Foreign currency loss (7)	3,695,000	3,607,000
Adjustments for unconsolidated entities (8)	33,000	85,000
Adjustments for noncontrolling interests (8)	(566,000)	(633,000)
MFFO attributable to controlling interest	$ 30,248,000	$ 36,832,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	263,279,232	263,017,692
Net loss per Class T and Class I common share — basic and diluted	$ (0.03)	$ (0.06)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.10	$ 0.12
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.11	$ 0.14

Net Operating Income Reconciliation	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022
Net loss	$ (7,644,000)	$ (15,542,000)
General and administrative	9,626,000	10,928,000
Business acquisition expenses	231,000	1,757,000
Depreciation and amortization	40,422,000	39,971,000
Interest expense	27,524,000	20,345,000
(Gain) loss on dispositions of real estate investments	(2,113,000)	73,000
Impairment of real estate investments	21,851,000	17,340,000
Loss (income) from unconsolidated entities	344,000	(638,000)
Gain on re-measurement of previously held equity interest	(19,567,000)	—
Foreign currency loss	3,695,000	3,607,000
Other income	(670,000)	(469,000)
Income tax expense	126,000	205,000
Net operating income	$ 73,825,000	$ 77,577,000

1. We recognized a gain upon the acquisition of the 50.0% controlling interest in a privately held company, RHS Partners, LLC, or RHS. Such acquisition resulted in the consolidation of RHS, which was previously accounted for as an equity method investment. We believe that adjusting for such non-recurring gains provides useful supplemental information because such gains may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

2. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding business acquisition expenses that have been deducted as expenses in the determination of generally accepted accounting principles, or GAAP, net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our former advisor or its affiliates and third parties.

3. Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

4. Under GAAP, closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment, providing insight on the expected contractual cash flows of such investment, and aligns results with management's analysis of operating performance.

5. Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

6. The loss associated with the early extinguishment of debt primarily relates to the write-off of unamortized deferred financing fees, write-off of unamortized debt discount or premium, penalties, or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

7. We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

8. Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (2) – (7) above to convert our FFO to MFFO.

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com